Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

AND REAFFIRMS FULL YEAR 2009 GUIDANCE

NEWPORT BEACH, CA—March 5, 2009—Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter and Full Year 2008 Financial Results

Revenue for the fourth quarter of 2008 increased 10.8% to $125.8 million from $113.6 million in the fourth quarter of 2007. For full year 2008, revenue was $495.8 million, which was at the high end of the Company’s guidance range of $486 million to $496 million.  Full year 2008 revenue increased 11.4% to $495.8 million from $444.9 million in 2007.

Alliance’s Adjusted EBITDA (as defined below) increased 12.1% to $44.5 million in the fourth quarter of 2008 compared to $39.7 million in the fourth quarter 2007. For full year 2008, Adjusted EBITDA totaled $182.6 million, which was within the Company’s guidance range of $174 million to $184 million.  Full year 2008 Adjusted EBITDA increased 10.2% to $182.6 million compared to $165.6 million for full year 2007.

Full year 2007 Adjusted EBITDA included $2.5 million of gains as a result of a sale/leaseback transaction and a gain on sale of real estate. These gains represented 1.5% of the full year 2007 Adjusted EBITDA. These amounts are included in the line item, “Earnings from unconsolidated investees” in Alliance’s condensed consolidated statements of operations and comprehensive income for full year 2007.

Alliance’s net income totaled $1.7 million in the fourth quarter of 2008 compared to $1.8 million in the fourth quarter 2007. For full year 2008, net income increased 1.8% to $16.5 million compared to $16.2 million for full year 2007.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles, was $0.03 per share in the fourth quarter of 2008 and $0.04 per share in the fourth quarter of 2007. Interest expense and other, net, in the fourth quarter of 2008 was negatively impacted by a fair value adjustment of an interest rate swap totaling $3.1 million, or $0.04 per diluted share.

Earnings per share on a diluted basis were $0.32 per share for full year 2008 and $0.31 per share for full year 2007.  For full year 2008, interest expense and other, net, was negatively impacted by a fair value adjustment of an interest rate swap totaling $2.4 million, or $0.03 per diluted share.  For full year 2007, the gains due to the sale/leaseback transaction and sale of real estate favorably impacted diluted earnings per share by $0.03.

Cash flows provided by operating activities were $31.4 million in the fourth quarter of 2008 compared to $37.7 million in the fourth quarter of 2007, and totaled $128.1 million and $118.0 million for full year 2008 and 2007, respectively.  Capital expenditures in the fourth quarter of 2008 were $25.0 million compared to $20.1 million in the fourth quarter of 2007, and were $66.2 million and $65.3 million for full year 2008 and 2007, respectively.

Alliance opened 12 new fixed-site imaging centers in the fourth quarter of 2008 and opened 21 new fixed-site imaging centers in full year 2008.  Alliance also opened 3 radiation oncology centers for both the fourth quarter and full year 2008 and acquired six stereotactic radiosurgery facilities in full year 2008.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, increased $39.4 million to $589.3 million at December 31, 2008 from $549.9 million at December 31, 2007.   For full year 2008, the Company invested $88.9 million on acquisitions, including cash used to fund escrow amounts and acquired debt balances. Cash and cash equivalents were $73.3 million at December 31, 2008 and $120.9 million at December 31, 2007.

The Company’s total long-term debt (including current maturities) decreased to $662.6 million at December 31, 2008 from $670.8 million as of December 31, 2007.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “We are pleased with Alliance HealthCare Services’ strong performance in 2008 and achievement of revenue and Adjusted EBITDA results at the high-end of our guidance ranges. We will continue our investment strategy of opening new radiation oncology centers, developing our PET/CT operations, developing new fixed-site imaging centers in partnership with hospitals, and investing prudently in our mobile MRI business. In addition, Alliance continues to diligently evaluate selective acquisitions. We will continue our focus on operating our core imaging business efficiently and generating significant cash flow. We are also pleased to reaffirm our guidance for full year 2009.”

Full Year 2009 Guidance

Alliance is reaffirming its full year 2009 guidance ranges as follows:

Full Year 2009
Guidance Ranges
(Dollars in millions)

Revenue	$536 - $551
Adjusted EBITDA	$187 - $202
Cash capital expenditures	$60 - $70
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$52 - $67
Fixed-site imaging center openings	20 - 25
Radiation therapy center openings	4 - 6

Fourth Quarter and Full Year 2008 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing fourth quarter and full year 2008 results.  The conference call is scheduled for Friday, March 6 at 8:30 a.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can also be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International).  Interested parties should call at least five minutes prior to the conference call to register. A replay of the call can be accessed until June 6, 2009 by visiting the Company’s website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 86099437.

Definition of Adjusted EBITDA

Adjusted EBITDA as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense and other, net; income tax expense; depreciation expense; amortization expense; minority interest expense; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense; loss on extinguishment of debt; and other non-cash charges. Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with certain specified covenants.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

Company Name Change

On January 20, 2009, the Company announced that the Board of Directors and shareholders approved a change of the Company’s name to “Alliance HealthCare Services,” effective February 17, 2009. Under the umbrella of Alliance HealthCare Services, the Company’s imaging and oncology divisions will continue to operate under the names of Alliance Imaging and Alliance Oncology. The Company will also continue to trade on the New York Stock Exchange under the “AIQ” trading symbol.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed, and a provider of radiation therapy services.  Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 505 diagnostic imaging and radiation therapy systems, including 301 MRI systems and 114 PET or PET/CT systems, and served over 1,000 clients in 46 states at December 31, 2008.  The Company operated 105 fixed-site imaging centers (four in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.  The Company also operated 21 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of December 31, 2008.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the integration of acquired businesses into the Company and the Company’s full year 2009 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the rates or methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission (the “SEC”) as may be modified or supplemented by our subsequent filings with the SEC.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

###

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands, except per share amounts)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008

Revenues	$113,595	$125,807	$444,919	$495,834

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	62,313	68,437	235,471	261,753
Selling, general and administrative expenses	14,339	15,850	57,049	62,728
Severance and related costs	160	183	682	636
Depreciation expense	20,664	22,756	82,703	87,728
Amortization expense	1,652	2,481	5,195	8,696
Interest expense and other, net	11,947	14,621	42,362	48,392
Loss on extinguishment of debt	—	—	—	61
Other (income) and expense, net	(56)	(399)	(579)	(872)
Total costs and expenses	111,019	123,929	422,883	469,122
Income before income taxes, minority interest
expense, and earnings from unconsolidated
investees	2,576	1,878	22,036	26,712
Income tax expense	1,445	766	11,644	11,764
Minority interest expense	412	510	1,727	3,030
Earnings from unconsolidated investees	(1,117)	(1,056)	(7,567)	(4,605)
Net income	$1,836	$1,658	$16,232	$16,523

Comprehensive income, net of taxes
Net income	$1,836	$1,658	$16,232	$16,523
Unrealized loss on hedging transactions, net of taxes	(308)	(2,149)	(1,151)	(2,364)
Comprehensive income (loss), net of taxes:	$1,528	$(491)	$15,081	$14,159

Earnings per common share:
Basic	$0.04	$0.03	$0.32	$0.33
Diluted	$0.04	$0.03	$0.31	$0.32

Weighted average number of shares of common stock and common stock equivalents:
Basic	50,923	50,431	50,563	50,357
Diluted	51,825	52,035	51,582	52,159

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	December 31,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$120,892	$73,305
Accounts receivable, net of allowance for doubtful accounts	58,439	67,147
Deferred income taxes	16,091	17,719
Prepaid expenses and other current assets	5,637	10,272
Other receivables	7,304	7,902
Total current assets	208,363	176,345

Equipment, at cost	777,212	836,842
Less accumulated depreciation	(434,364)	(479,609)
Equipment, net	342,848	357,233

Goodwill	175,804	193,430
Other intangible assets, net	93,221	110,720
Deferred financing costs, net	8,460	7,173
Other assets	21,111	38,822
Total assets	$849,807	$883,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,622	$21,468
Accrued compensation and related expenses	17,976	18,575
Accrued interest payable	4,912	3,642
Other accrued liabilities	33,512	38,446
Current portion of long-term debt	3,627	7,743
Total current liabilities	80,649	89,874

Long-term debt, net of current portion	376,184	365,323
Senior subordinated notes	290,985	289,496
Minority interests and other liabilities	6,271	13,367
Deferred income taxes	92,062	102,136
Total liabilities	846,151	860,196

Stockholders’ equity:
Common stock	509	514
Treasury stock	(61)	(430)
Additional paid-in (deficit) capital	(1,470)	4,606
Accumulated comprehensive income (loss)	205	(2,159)
Retained earnings	4,473	20,996
Total stockholders’ equity	3,656	23,527
Total liabilities and stockholders’ equity	$849,807	$883,723

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2007	2008
Operating activities:
Net income	$16,232	$16,523
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	4,013	4,282
Share-based payment	3,860	5,276
Depreciation and amortization	87,898	96,424
Amortization of deferred financing costs	2,677	2,310
Accretion of discount on senior subordinated notes	194	2,051
Adjustment of derivatives to fair value	1,726	2,426
Distributions (less than) greater than undistributed earnings from investees	(138)	1,453
Deferred income taxes	7,690	9,919
Excess tax benefit from share-based payment arrangements	(592)	(216)
Gain on sale of assets	(579)	(872)
Loss on extinguishment of debt	—	61
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,068)	(4,589)
Prepaid expenses and other current assets	(1,031)	(3,646)
Other receivables	1,635	708
Other assets	2,878	(333)
Accounts payable	719	(1,278)
Accrued compensation and related expenses	458	(287)
Accrued interest payable	592	(1,281)
Income taxes payable	(637)	44
Other accrued liabilities	(2,215)	(3,670)
Minority interests and other liabilities	1,712	2,832
Net cash provided by operating activities	118,024	128,137

Investing activities:
Equipment purchases	(65,252)	(66,204)
Decrease (increase) in deposits on equipment	9,657	(8,365)
Purchase of marketable securities	(39,850)	—
Proceeds from sale of marketable securities	39,850	—
Acquisitions, net of cash received	(88,979)	(75,268)
Increase in cash in escrow	(2,270)	(5,077)
Proceeds from sale of assets	4,329	3,590
Net cash used in investing activities	(142,515)	(151,324)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Year Ended December 31,
	2007	2008

Financing activities:
Principal payments on equipment debt	(5,295)	(6,083)
Proceeds from equipment debt	138	872
Principal payments on term loan facility	(600)	(15,000)
Principal payments on revolving loan facility	(57,000)	—
Proceeds from revolving loan facility	57,000	—
Principal payments on senior subordinated notes	—	(3,541)
Proceeds from senior subordinated notes	137,250	—
Principal payments on margin loan facility	(15,000)	—
Proceeds from margin loan facility	15,000	—
Principal payments on bridge loan	(50,000)	—
Proceeds from bridge loan	50,000	—
Payments of debt issuance costs	(4,190)	(1,023)
Payments of debt retirement costs	—	(61)
Proceeds from share-based payment	1,109	589
Purchase of treasury stock	(61)	(369)
Excess tax benefit from share-based payment arrangements	592	216
Net cash provided by (used in) financing activities	128,943	(24,400)

Net increase (decrease) in cash and cash equivalents	104,452	(47,587)
Cash and cash equivalents, beginning of period	16,440	120,892
Cash and cash equivalents, end of period	$120,892	$73,305

Supplemental disclosure of cash flow information:
Interest paid	$39,434	$45,331
Income taxes paid, net of refunds	4,372	6,243

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$1,737	$295
Capital lease obligations assumed for the purchase of equipment debt	6,688	4,865
Comprehensive loss from hedging transactions, net of taxes	(1,151)	(2,364)
Equipment debt assumed with acquisitions	2,996	8,602
Deposits on equipment in accounts payable	5,183	5,883

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense and other, net; income tax expense; depreciation expense; amortization expense; minority interest expense; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense, loss on extinguishment of debt and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both December 31, 2007 and 2008, a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 as of December 31, 2007 and 2008, and a minimum interest coverage ratio in excess of 2.75 to 1.00 for the years ended December 31, 2007 and 2008.  When an acquisition has been consummated in the prior 12 month period, the Company is required to calculate these ratios using an adjustment as if the acquisition had been consummated on the first day of the 12 month period.  The Company was in compliance with these covenants for the quarters ended December 31, 2007 and 2008.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Net income	$1,836	$1,658	$16,232	$16,523
Income tax expense	1,445	766	11,644	11,764
Interest expense and other, net	11,947	14,621	42,362	48,392
Amortization expense	1,652	2,481	5,195	8,696
Depreciation expense	20,664	22,756	82,703	87,728
Share-based payment (included in selling, general and administrative expenses)	1,144	1,310	3,860	5,276
Minority interest expense	412	510	1,727	3,030
Severance and related costs	160	183	682	636
Non-recurring shareholder expense (included in selling, general and administrative expenses)	—	—	264	—
Loss on extinguishment of debt	—	—	—	61
Other non-cash charges (included in other income and expenses, net)	435	198	950	471
Adjusted EBITDA	$39,695	$44,483	$165,619	$182,577

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s our credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. The Company is required under its amended credit agreement to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00. As of December 31, 2007 and 2008, our consolidated leverage ratio was as follows:

	December 31,
	2007		2008
Consolidated total debt	$670,796		$662,562
Last 12 months consolidated Adjusted EBITDA	165,619		182,577
Last 12 months consolidated Adjusted EBITDA, as adjusted	179,903		194,279
Consolidated leverage ratio	3.73	x	3.41	x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. The Company is required under its amended credit agreement to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00. As of December 31, 2007 and 2008, the Company’s consolidated senior leverage ratio was as follows:

	December 31,
	2007		2008
Consolidated senior debt	$379,811		$373,066
Last 12 months consolidated Adjusted EBITDA	165,619		182,577
Last 12 months consolidated Adjusted EBITDA, as adjusted	179,903		194,279
Consolidated senior leverage ratio	2.11	x	1.92	x

Interest coverage ratio is defined under the Company’s credit agreement as the ratio of consolidated Adjusted EBITDA to consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter. The Company is required under its amended credit agreement to maintain a minimum consolidated interest coverage ratio of 2.75 to 1.00. As of December 31, 2007 and 2008, the Company’s interest coverage ratio was as follows:

	December 31,
	2007		2008
Last 12 months consolidated Adjusted EBITDA	$165,619		$182,577
Last 12 months consolidated Adjusted EBITDA, as adjusted	179,903		194,279
Last 12 months consolidated cash interest expense	37,312		42,967
Interest coverage ratio	4.82	x	4.52	x

The reconciliation from net income to Adjusted EBITDA for the 2009 guidance range is shown below:

	2009 Full Year
	Guidance Range
	(Dollars in millions)
Net income	$17	$25
Income tax expense	13	18
Depreciation expense; amortization expense; interest expense and other, net; minority interest expense; share-based payment; and other expenses	157	159
Adjusted EBITDA	$187	$202

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Fourth Quarter Ended
	December 31,
	2007	2008
MRI
Average number of total systems	309.3	297.4
Average number of scan-based systems	249.4	254.6
Scans per system per day (scan-based systems)	9.26	9.11
Total number of scan-based MRI scans	158,834	151,195
Price per scan	$373.30	$381.65

Scan-based MRI revenue (in millions)	$59.3	$57.7
Non-scan based MRI revenue (in millions)	7.8	7.1
Total MRI revenue (in millions)	$67.1	$64.8

PET and PET/CT
Average number of systems	74.9	98.9
Scans per system per day	6.14	5.98
Total number of PET and PET/CT scans	30,119	39,509
Price per scan	$1,176	$1,154

Total PET and PET/CT revenue (in millions)	$35.8	$45.9

Revenue breakdown (in millions)
Total MRI revenue	$67.1	$64.8
PET and PET/CT revenue	35.8	45.9
Radiation oncology, other modalities and other revenue	10.7	15.1
Total revenues	$113.6	$125.8

	2007	2008
Total fixed-site revenue (in millions)
First quarter ended March 31	$18.1	$24.3
Second quarter ended June 30	18.6	24.9
Third quarter ended September 30	19.2	26.1
Fourth quarter ended December 31	22.2	27.4

Year ended December 31	$78.1	$102.7

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts. The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended December 31, 2008 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2007
First Quarter	$(8.8)	$7.7	$(1.1)
Second Quarter	(9.3)	7.4	(1.9)
Third Quarter	(9.7)	4.1	(5.6)
Fourth Quarter	(10.1)	6.5	(3.6)

2008
First Quarter	(8.4)	3.3	(5.1)
Second Quarter	(9.1)	4.7	(4.4)
Third Quarter	(7.0)	2.2	(4.8)
Fourth Quarter	(7.7)	4.0	(3.7)

Last Twelve Months Ended December 31, 2008	$(32.2)	$14.2	$(18.0)